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                                                                  EXHIBIT 10.14

                               JOINT VENTURE AGREEMENT

THIS AGREEMENT made as of the 30th day of July, 1997

BETWEEN:

         HEARTSOFT INC., a Delaware corporation (hereinafter referred to as "Heartsoft"),

                                        OF THE FIRST PART

                                    -and-

         HEARTSOFT II 1997 LIMITED PARTNERSHIP, an Ontario limited partnership (hereinafter referred to as the "Partnership")

                                        OF THE SECOND PART

WHEREAS the Partnership has acquired from Heartsoft an undivided 15% interest in and to HEARTSOFT K-8 LIBRARY, a set of 50 educational application software programs (the "Computer Programs");

AND WHEREAS the Partnership and Heartsoft wish to form and operate a joint venture to market and exploit the Computer Programs throughout the world;

NOW THEREFORE in consideration of the sum of one dollar ($1.00), and other good consideration, now paid by each of the parties hereto to the other (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby covenant and agree as follows:

1.    DEFINITIONS

1.1 For the purpose of this Agreement, the following terms shall be deemed to have the following meanings:

      (a) "Affiliate" has the meaning ascribed thereto in the Securities Act (Ontario);

      (b) "Associate" has the meaning ascribed thereto in the Securities Act (Ontario) and also includes any person who does not deal at arm's length (as that term is defined in the Income Tax Act (Canada)) with such associate;

      (c) "Auditors" means the international firm of licensed auditors to be engaged by the Executive Committee in order to give effect to Section 6 of this agreement;

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      (d) "Bank" means a chartered I bank selected from time to time by the
          Executive Committee;

      (e) "Bank Account" means the bank account of the Partnership and Heartsoft to be opened at a Bank with offices in Tulsa, Oklahoma in accordance with the terms of Section 4 of this agreement;

      (f) "Business Plan" means the business plan of Heartsoft dated October, 1996, a copy of which has been provided to the Partnership, as may be amended and updated from time to time;

      (g) "Computer Programs" means an undivided 15% interest in and to HEARTSOFT K-8 LIBRARY, a set of 50 educational application software programs;

      (h) "General Partner" means CVI LP Management Inc., the general partner of the Partnership, and any replacement general partner of the Partnership;

      (i) "Gross Margin" means Gross Sales less returns, discounts to arm's length parties and the cost of goods sold (all costs associated with the acquisition of components, assembly of finished products and shipping);

      (j) "Gross Sales" shall mean the aggregate of all gross revenues generated by the marketing and exploitation of the Computer Programs;

      (k) "Joint Venture" means the joint venture between the Partnership and Heartsoft to market and exploit the Computer Programs, the terms of which are set out in this agreement;

      (l) "Joint Venture Funds" means the maximum of $367,500 to be contributed by Heartsoft to the Joint Venture pursuant to Section 4 of this agreement;

      (m) "Losses" means any and all loss, damage, claim, demand, deficiency, cost and expense, including interest, compound interest and legal fees on a solicitor and his or her own client basis;

      (n) "Offering" means the offering of a maximum of 1,750 units in the Partnership pursuant to the terms and conditions set out in the Offering Memorandum;

      (o) "Offering Memorandum" means the offering memorandum of the Partnership dated March 15, 1997, and any amendments thereto;

      (p) "Partnership" means Heartsoft II 1997 Limited Partnership, a limited partnership formed under the laws of the Province of Ontario;

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      (q) "Quarterly Report" means the quarterly report prepared by the
          Executive Committee and provided to Heartsoft and the Partnership in accordance with the terms of Section 6.1 of this agreement;

      (r) "Software Agreement" means the software agreement dated July 30, 1997 between the Partnership and Heartsoft, pursuant to which the Partnership acquired the Computer Programs;

2.    FORMATION OF JOINT VENTURE

2.1 The parties hereto agree to form a joint venture, the purpose of which shall be to market and exploit the Computer Programs throughout the world, in accordance with the terms and conditions of this agreement.

2.2 Subject to Section 10 of this agreement, the term of the Joint Venture shall commence upon the execution of this agreement and continue until March 1, 2012.

2.3 Upon written notice given by the Partnership to Heartsoft not less than 60 days prior to the expiry of the term of the joint venture and any extensions thereto, the term of this agreement and the joint venture shall be extended for an additional ten (10) years upon the same terms and conditions as contained herein.

3.    FORMATION OF EXECUTIVE COMMITTEE

3.1 The Partnership and Heartsoft shall form an Executive Committee, the purpose of which shall be to:

      (a) implement the Business Plan with such additions and amendments and changes as the Executive Committee may determine;

      (b) approve the hiring and monitor the performance of the key personnel necessary to operate the Joint Venture;

      (c) prepare or cause to be prepared a detailed budget (the "Budget") for the Joint Venture;

      (d) oversee the long-term planning of the Joint Venture;

      (e) approve all expenditures of the Joint Venture in excess of $25,000;

      (f) report to the Partnership and Heartsoft in accordance with the terms of Section 6 of this agreement; and

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      (g) do all such other things as may be necessary in order to administer, manage, control and operate the business of the Joint Venture in accordance with the terms of the Business Plan.

3.2 The Executive Committee shall be comprised of three persons, the first of which shall be selected by the Partnership, the second of which shall be selected by Heartsoft and the third of which shall be selected by the Partnership and Heartsoft together. In the event that the Partnership and Heartsoft cannot agree on the third member of the Executive Committee, Heartsoft shall be entitled to select that member, provided that such member has the skills and qualifications necessary to fulfill his or her duties as a member of the Executive Committee.

3.3 The Executive Committee shall meet regularly, and in no event less than every quarter, either in person or by telephone, in order to carry out its obligations under this agreement.

3.4 Subject to Section 3.5 of this agreement, at any meeting of the Executive Committee, provided proper notice of such meeting has been given to every member of the Executive Committee, the approval of any two members of the Executive Committee shall be sufficient to determine any matter.

3.5 Notwithstanding Section 3.4 of this agreement, decisions of the Executive Committee in respect of the following matters shall require the consent of all members of the Executive Committee:

      (a) changing or selling all or substantially all of the business or assets of the Joint Venture;

      (b) amending this agreement;

      (c) agreeing to any compromise or arrangement with any creditor or class or classes of creditors;

      (d) borrowing money;

      (e) dissolving or terminating the Joint Venture except in accordance with the terms of this agreement; or

      (f) approving the settlement of any action against the Joint Venture.

4.    FUNDING OF JOINT VENTURE EXPENSES

4.1 Upon execution of this agreement, Heartsoft shall deposit into a bank account (the "Bank Account") at a Bank the sum of $166,250 (the "Joint Venture Funds"), which, along with any interest on such deposit, shall be used solely for the purpose of paying the expenses of the Joint Venture in accordance with the Budget and the decisions of the Executive Committee.

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4.2   On May 30, 1998, Heartsoft shall deposit into the Bank Account the additional sum of $201,250 (the "Joint Venture Funds"), which, along with any interest on such deposit, shall be used solely for the purpose of paying the expenses of the Joint Venture in accordance with the Budget and the decisions of the Executive Committee.

4.3   Notwithstanding Sections 4.1 and 4.2 of this agreement:

      (a) in the event that the Partnership raises less than $1,750,000 pursuant to the Offering, Heartsoft's obligations to deposit the Joint Venture Funds shall be reduced pro rata; and

      (b) in the event that the terms of the Offering permit the limited partners of the Partnership to make multiple payments on their units, Heartsoft's obligation to deposit the Joint Venture Funds shall be amended to reflect the payment provisions offered to such limited partners.

4.4   The Bank Account shall require:

      (a) in the case of individual withdrawals or cheques in an amount less than $25,000, the consent of any two members of the Committee; and

      (b) in the case of individual withdrawals or cheques in an amount greater than $25,000, the consent of all of the members of the Executive Committee.

5.    TREATMENT OF JOINT VENTURE REVENUES

5.1 The Partnership shall be entitled to receive 100% of Gross Sales each year until all interest owed by the Partnership to Heartsoft pursuant to the acquisition note dated July 30, 1997 from the Partnership to Heartsoft in respect of the acquisition of the Computer Programs has been paid in full.

5.2 After all outstanding interest on the Acquisition Note has been paid in full, and until principal and interest on the Acquisition Note have been paid in full, the Partnership and Heartsoft shall each be entitled to 50% of the Gross Margin, After the Partnership has received written notice from Heartsoft that all interest and principal on the Acquisition Note has been paid in full, the Partnership shall be entitled to 25% of the Gross Margin and Heartsoft shall be entitled to the balance of Gross Margin.

6.    REPORTING AND AUDIT

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6.1   Throughout the term of this agreement, the Executive Committee shall prepare, or cause to be prepared, and shall provide to the Partnership and Heartsoft, a quarterly report (the "Quarterly Report") setting out:

      (a) a summary of the status of the Joint Venture and the activities carried out during the quarter;

      (b) a description of any significant new business developments or changes in the status of the Joint Venture or of Heartsoft during the quarter; and

      (c) a brief summary of the financial statements prepared for the quarter.

6.2 Each Quarterly Report shall be provided to the Partnership within 30 days of the end of the quarter in respect of which the report is prepared, and the last Quarterly Report for each calendar year shall be accompanied by any payment due to the Partnership from the Joint Venture for the preceding year pursuant to this agreement.

6.3 Throughout the term of this agreement, and within 30 days of the end of each quarter, the Executive Committee shall prepare and provide to the Partnership and to Heartsoft unaudited quarterly financial statements, prepared in accordance with generally accepted accounting principles.

6.4 Throughout the term of this agreement, and within 90 days of the end of each fiscal year of the Joint Venture, the Executive Committee provide to the Partnership and to Heartsoft audited financial statements, prepared by the Auditors in accordance with generally accepted accounting principles.

6.5 Once per year, and upon written request, either or both of the Partnership and Heartsoft shall be entitled, at their own expense, to audit the books and records of the Joint Venture. In the event that such an audit reveals material irregularities in the books, records or audited financial statements of the Joint Venture, the party responsible for conducting such audit shall be reimbursed by Heartsoft for the cost of such audit.

7.    PROTECTION, MAINTENANCE AND ENHANCEMENT

7.1 Heartsoft shall develop, regenerate and continuously update the Computer Programs in accordance with the terms of the Software Agreement.

7.2 The parties hereto acknowledge that the Computer Programs contain valuable proprietary trading information, and neither party hereto shall disclose to any other person the source codes of the Computer Programs nor any other information concerning the Computer Programs without the written consent of the other, subject only to the right of Heartsoft, upon receipt of an executed non-disclosure agreement from other parties, to disclose such information about the Computer Programs to such parties as may be necessary during the normal course of business.

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8.    REPRESENTATIONS AND WARRANTIES

8.1 Heartsoft hereby represents and warrants to the Partnership that the following representations and warranties are true and correct as of the date hereof, and acknowledges that the Partnership is relying on such representations and warranties in connection with the performance of its obligations under this agreement:

      (a) Heartsoft is a corporation duly incorporated, organized and validly subsisting under the laws of the State of Delaware;

      (b) This agreement constitutes a valid and binding obligation of Heartsoft, enforceable against it in accordance with its terms, and each of the instruments and documents necessary to give effect to the transactions contemplated herein will, when executed and delivered by Heartsoft, constitute a valid and binding obligation of Heartsoft, enforceable against it in accordance with its terms;

      (c) The entering into of this agreement and the consummation of the transactions contemplated herein have not resulted and will not result in the violation of or default under any of the terms and provisions of any trust deed, hypothecation, indenture, mortgage, lease, agreement, written or oral, license or permit to which Heartsoft is a party or by which Heartsoft may be bound;

      (d) The entering into of this agreement and the consummation of the transactions contemplated herein will not result in the violation of any statute, regulation, judgment, decree or law to which Heartsoft may be subject, or any applicable order of any court, arbitrator or government authority having jurisdiction over Heartsoft or its property;

      (e) Heartsoft is not materially in default or breach of any contract, agreement, lease or other instrument to which it is a party or by which it may be bound, nor is it aware of any state of facts which after notice or the passage of time, or both, would constitute such a material default or breach;

      (f) Heartsoft has taken all such steps and done all such things as may be necessary in order to allow Heartsoft and the Partnership to carry out the joint venture agreed to herein, including but not limited to obtaining all such licenses, registrations, authorizations and permits necessary to carry on business from the State of Delaware' and in all other states in which Heartsoft carries on business; and

      (g) the Computer Programs have been prepared in a workmanlike manner and with professional diligence and skill, will function efficiently in the machines and with operating systems for which they are designed, is free from defect, deficiency, design flaw or bug of any nature and will otherwise be wholly suitable for the purpose for which the Joint Venture intends to use them and for which they have been designed.

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8.2   The representations and warranties set out in Section 8.1 above shall survive and continue in full force and effect for the benefit of the Partnership until ten years after the expiry or termination of this agreement, including all amendments, extensions and renewals thereof.

8.3 No claim by the Partnership for breach of representation or warranty by Heartsoft shall be valid unless Heartsoft has been given notice thereof before the date on which the representation or warranty shall have terminated in accordance with Section 8.2 above.

8.4 The Partnership hereby represents and warrants to Heartsoft that the following representations and warranties are true and correct as of the date hereof, and acknowledges that Heartsoft is relying on such representations and warranties in connection with the performance of its obligations under this agreement:

      (a) The Partnership is a limited partnership duly registered and in good standing in the Province of Ontario;

      (b) This agreement constitutes a valid and binding obligation of the Partnership, enforceable against it in accordance with its terms, and each of the instruments and documents necessary to give effect to the transactions contemplated herein will, when executed and delivered by the Partnership, constitute a valid and binding obligation of the Partnership, enforceable against it in accordance with its terms;

      (c) The entering into of this agreement and the consummation of the transactions contemplated herein have not resulted and will not result in the violation of or default under any of the terms and provisions of any trust deed, hypothecation, indenture, mortgage, lease, agreement, written or oral, license or permit to which the Partnership is a party or by which it may be bound;

      (d) The entering into of this agreement and the consummation of the transactions contemplated herein will not result in the violation of any statute, regulation, judgment, decree or law to which the Partnership may be subject, or any applicable order of any court, arbitrator or government authority having jurisdiction over the Partnership or its property;

      (e) The Partnership is not materially in default or breach of any contract, agreement, lease or other instrument to which it is a party or by which it may be bound, nor is it aware of any state of facts which after notice or the passage of time, or both, would constitute such a material default or breach; and

      (f) The Partnership has taken all such steps and done all such things as may be necessary in order to allow the Partnership to carry out the joint venture agreed to herein, including but not limited to obtaining all such licenses, registrations, authorizations and permits necessary to carry on business in and from Ontario.

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8.5   The representations and warranties set out in Section 8.4 above shall survive and continue in full force and effect for the benefit of Heartsoft until ten years after the expiry or termination of this agreement, including all amendments, extensions and renewals thereof.

8.6 No claim by Heartsoft for breach of representation or warranty by the Partnership shall be valid unless the Partnership has been given notice thereof before the date on which the representation or warranty shall have terminated in accordance with Section 8.5 above.

9.    INDEMNIFICATION

9.1 The general indemnifications set out in this Section are in addition to any specific obligation of either of the parties hereto to indemnify the other hereunder.

9.2 Heartsoft shall indemnify and save harmless the Partnership for and from and against any Losses suffered by it as a result of any inaccuracy in or breach of any representation or warranty by Heartsoft, or the failure of Heartsoft to fulfill any condition or perform any covenant as provided herein.

9.3 The Partnership shall indemnify and save harmless Heartsoft for, from and against any Losses suffered by it as a result of any inaccuracy in or breach of any representation or warranty by the Partnership or the failure of the Partnership to perform any covenant as provided herein.

9.4 Notwithstanding anything else in this Section, each of the parties hereto shall have an obligation to mitigate any Losses which are the subject of a claim for indemnification.

10.   TERMINATION

10.1 Notwithstanding any other term of this agreement, the Partnership may, but is not obligated to, terminate this agreement upon 30 days written notice in the event that:

      (a) Heartsoft becomes bankrupt or insolvent or makes an assignment for the benefit of its creditors;

      (b) Either Heartsoft takes steps to wind-up, dissolve or liquidate, except for internal corporate reorganizations, mergers or shareholder reorganizations;

      (c) If a trustee, receiver, receiver and manager or other custodian is appointed with respect to the assets or undertaking of Heartsoft; or

      (d) There is a material breach of this agreement.

10.2 On or after January 1, 1999, notwithstanding any other term of this agreement, but subject to Section 10.3 of this agreement, Heartsoft may, but is not obligated to, terminate this agreement upon 30 days written notice to the Partnership.

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10.3  In the event that Heartsoft elects to terminate this agreement in accordance with Section 10.02 of this agreement, Heartsoft and the Partnership shall negotiate, in good faith, a price at which the Partnership's interest in the Joint Venture shall be acquired by Heartsoft.

11.   NOTICE

11.1 Any notice, direction or other instrument required or permitted to be given pursuant to this agreement shall be in writing and may be given by delivering the same or sending the same by prepaid first-class mail or by telecopier to the appropriate party as follows:


(a)   To Heartsoft:

      3101 North Hemlock Circle
      Broken Arrow, Oklahoma
      74012

      ATTENTION: BRYAN REUSSE
      Fax: 918-251-4018

(b)   The Partnership:

      c/o CVI LP Management Inc.
      225 Richmond Street West
      Suite 400
      Toronto, Ontario
      'M5V I W2

      ATTENTION: GREG COLEMAN
      Fax: 416-593-6157

11.2 Any such notice, direction or other instrument, if delivered, shall be deemed to have been given on the date on which it was delivered and, if sent by mail, shall be deemed to have been given on the seventh (7th) business day following the date of mailing and, if transmitted by telecopier, shall be deemed to have been given at the close of business in the office of the addressee on the business day next following the transmission thereof.

11.3 Any party hereto may change its address for service or telecopier number from time to time by notice given to the other parties hereto in accordance with the foregoing.

12.   FURTHER ASSURANCES AND ACTIONS

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12.1  Each of the parties hereto shall sign and deliver such further and other documents, instruments, notices and papers and do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to the purpose and intent of this agreement and all ancillary agreements relating to the transactions contemplated herein.

13.   GENERAL MATTERS

13.1 Unless otherwise expressly stated, all dollar amounts referred to in this agreement are expressed and shall be payable in Canadian dollars.

13.2 In this agreement, unless the context otherwise requires, words importing number include the singular and plural, words importing gender include all genders, and words importing persons shall include firms, corporations, trusts, estates, government agencies and departments and all other types of entities, and vice versa.

13.3 In this agreement, references to "generally accepted accounting principles" mean the principles established in and amended from time to time by the Handbook of Canadian Institute of Chartered Accountants.

13.4 Each of the provisions contained in this agreement is distinct and severable, and a declaration of invalidity of unenforceability of one or more provisions of this agreement by any court of competent jurisdiction shall not effect the validity or enforceability of any other provision hereof.

13.5 This agreement constitutes the entire agreement between the parties pertaining to the transaction contemplated herein and supersedes all prior agreements, whether written or oral, and there are no other warranties, representations or agreements between the parties in connection with the transactions contemplated herein.

13.6 This agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada as applicable therein. Each of the parties hereto irrevocably attorns and submits to the jurisdiction of the courts of the Province of Ontario.

13.7 Headings used in this agreement are for convenience of reference only and do not form a part of this agreement, nor are they intended to interpret, define or limit the scope, extent or intent of this agreement or any provision hereof.

13.8 Any reference in this agreement to a statute shall include and shall be deemed to be a reference to such statute and the regulations made pursuant thereto, with amendments made thereto and in force from time to time, and to any statute or regulation that may be passed which has the effect of supplementing or superseding the statute so referred to or the regulations made pursuant thereto.

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13.9  Any reference in this agreement to any entity shall include and shall be deemed to be a reference to any entity that is a successor to such entity.

13.10 Time shall be of the essence in this agreement.

13.11 This agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

13.12 This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and assigns, but shall not be assignable by any party hereto without the written consent of the other parties hereto.

13.13 No waiver of any provision of this agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this agreement constitute a continuing waiver unless otherwise expressly provided.


EXECUTED at Toronto this 30th day of July, 1997.

                                    HEARTSOFT INC.

                              Per:       /s/ Benjamin P. Shell
                                    --------------------------------------------
                                    Benjamin P. Shell - Chief Executive Officer

                              HEARTSOFT 1997 LIMITED PARTNERSHIP, BY ITS GENERAL PARTNER, CVI LP MANAGEMENT INC.

                              Per:       /s/ Greg Coleman
                                    --------------------------------------------
                                    Greg Coleman - President